Contacts:

Jenny Bruso
Director, Investor Relations
Universal Technical Institute, Inc.
(623) 445-9351

Universal Technical Institute Announces Departure of
Chief Operating Officer

Phoenix – July 6, 2009 – Universal Technical Institute, Inc. (NYSE: UTI), a leading provider of technical education training, today announced that Sherrell Smith, Executive Vice President and Chief Operating Officer will be leaving the company, effective immediately. Mr. Smith, a 23 year employee, joined UTI in 1986 and served in numerous roles, including Student Services Director, Campus President, Vice President of Regional Operations, Senior Vice President of Operations and most recently, Executive Vice President and Chief Operating Officer.

Kim McWaters, President and Chief Executive Officer of Universal Technical Institute commented, “Sherrell has been instrumental in building UTI’s campus system and support services. He has been a key part of our executive team, helping guide the company through a period of extensive change. I greatly appreciate the leadership Sherrell has provided to the company and the role that he has played in helping us lay the foundation for UTI’s growth.”

Effective immediately, Tom Riggs, the current Senior Vice President of People Services will assume the role of Senior Vice President, Campus Operations with responsibility for campus operations, future student services, curriculum development and the manufacturer training programs.

“Tom has been highly involved with the Company’s show rate initiatives and ongoing process changes in the organization and has played an important role as a member of our senior leadership team for the past four years, most notably in his ability to develop top talent while building high performing teams. I have every confidence in Tom’s leadership and talent to guide our operations teams forward. He is well positioned to support the Company’s continued growth,” stated Ms. McWaters.

Mr. Riggs has over fifteen years of professional business experience in several Fortune 50 and Fortune 500 companies, including a decade in the aerospace manufacturing industry with organizations such as BFGoodrich Aerospace, Honeywell and Simula, Inc. He also held several leadership roles at Sears Holdings Company. Mr. Riggs holds a BA in employment relations from Michigan State University and a Masters in Human Resources Management from Keller Graduate School of Management.

About Universal Technical Institute
Universal Technical Institute is the leading provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians as measured by total average undergraduate enrollment. The company offers undergraduate degree, diploma and certificate programs at 10 campuses across the United States, and manufacturer-sponsored advanced programs at 19 dedicated training centers. Through its campus-based school system, Universal Technical Institute offers specialized technical education programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI). We routinely post important information about us on our web site at www.uti.edu under the “About Us – Investors – Information” captions.

Safe Harbor Statement
All statements other than statements of historical fact could be deemed “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company’s actual results include, among other things, changes to federal and state educational funding, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the company, increased investment in management and capital resources, the effectiveness of the company’s recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions and other risks that are described from time to time in the public filings of the company. Further information on these and other potential factors that could affect the company’s financial results or condition may be found in the company’s filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. The company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

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